INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of November 22, 2017, is made by MARINA BIOTECH, INC., a Delaware corporation (the “Company”), IthenaPharma, Inc., a Delaware corporation (“Ithena”), Cequent Pharmaceuticals, Inc., a Delaware corporation (“CPI”), and MDRNA RESEARCH, INC., a Delaware corporation (“Research” and, collectively with the Company, Ithena and CPI, “Grantors” and each, individually, “Grantor”), in favor of River Charitable Remainder Unit Trust, FBO Isaac Blech, July 20, 1987, Isaac Blech Trustee (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Purchase Agreement”), between the Company and the Purchaser, the Purchaser has made a loan, through the purchase of one or more notes to the Company, upon the terms and subject to the conditions set forth therein; and

WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement and other Transaction Documents and to induce the Purchaser to purchase the Note as provided for in the Purchase Agreement, Grantors have agreed to pledge the Collateral to Purchaser in accordance herewith;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Purchaser to enter into the Purchase Agreement and to induce the Purchaser to purchase the Note issued by the Company thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement (the “Security Agreement”) dated as of even date herewith among the Purchaser and the Grantors.

Section 2. Grant of Security Interest in Intellectual Property Collateral. (A) Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations hereby mortgages, pledges, assigns, grants and hypothecates to the Purchaser, and grants to the Purchaser a lien on and security interest in, all of its right, title and interest in, to and under the Intellectual Property Collateral of such Grantor, including without limitation, that Intellectual Property Collateral referred to on Schedule 1 hereto (the “Intellectual Property Collateral”), and all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

(B) This Agreement and the security interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Purchaser, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 3. Purchase Agreement & Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with, and in no way limiting, the security interest granted to the Purchaser pursuant to the Security Agreement, and each Grantor hereby acknowledges and agrees that the rights and remedies of the Purchaser with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Authorization to Supplement. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantors shall give prompt (and in any event within fifteen (15) Business Days) notice in writing to the Purchaser with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section 4, Grantors hereby authorize the Purchaser unilaterally to modify this Agreement by amending Schedule 1 to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule 1 shall in any way affect, invalidate or detract from Purchaser’s continuing Security Interest in all Collateral, whether or not listed on Schedule 1.

Section 5. Grantor Remains Liable. Grantors hereby agree that, anything herein to the contrary notwithstanding, Grantors shall retain full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Intellectual Property subject to a security interest hereunder.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 7. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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In witness whereof, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

MARINA BIOTECH, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	Executive Chairman

ITHENA PHARMACEUTICALS, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	CFO

CEQUENT PHARMACEUTICALS, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	President

MDRNA RESEARCH, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	President

ACCEPTED AND AGREED
as of the date first above written:

RIVER CHARITABLE REMAINDER UNIT

TRUST, F/B/O ISAAC BLECH, JULY 20,

1987, ISAAC BLECH TRUSTEE

By:	/s/ Isaac Blech
Name:	Isaac Blech
Title:	Trustee

INTELLECTUAL PROPERTY SECURITY AGREEMENT

SIGNATURE PAGE

Schedule 1
to
Intellectual Property Security Agreement

REGISTERED COPYRIGHTS

None.

COPYRIGHT APPLICATIONS

None.

Trademark Registrations/Applications

Trademark registration number 3749697 with respect to Prestalia.

The tradenames “Symplmed”, “Prestalia”, “ACEON” and “DyrctAxess”.

Patents and Patent Applications

See attached.